UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	November 5, 2025

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 East Kilbourn Avenue, Suite 1200, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025 the Board of Directors (the “Board”) of The Marcus Corporation (the “Company”) voted to increase the size of the Board to 12 directors and to elect David J. Marcus as a new director to fill the vacancy on the Board created by the expansion of the Board. The initial term as director for Mr. Marcus will expire at the Company’s 2026 annual meeting of shareholders. At the time of his election, Mr. Marcus was not appointed to any committee of the Board.

Mr. Marcus will receive the standard non-employee director compensation for serving on the Board, including a pro-rated portion of the annual meeting stock grant retainer provided to the Company’s non-employee directors, effective as of November 5, 2025.

There are no arrangements or understandings between Mr. Marcus and any other person pursuant to which Mr. Marcus was appointed as a director. Mr. Marcus is the brother of Mr. Gregory S. Marcus, who serves as the Chairman, President and Chief Executive Officer of the Company, the son of Mr. Stephen H. Marcus, who serves as the Chairman Emeritus of the Company and is the nephew of Ms. Diane Marcus Gershowitz, who serves as a director of the Company. Otherwise, there are no family relationships between Mr. David Marcus and any director or executive officer of the Company. Additionally, Mr. Marcus serves on the board of directors and is chief executive officer of Marcus Investments, LLC. During fiscal year 2025, through September 30, 2025, the Company has paid approximately $347,340 to Marcus Investments and related entities for licensing fees and hospitality products and has received approximately $15,406 from Marcus Investments and related entities for administrative services provided. Reference is made to the “Policies and Procedures Governing Related Person Transactions” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2025 for further details regarding the Company’s relationship with Marcus Investments, which description is incorporated herein by reference.

A copy of the press release announcing the Company’s appointment of Mr. Marcus as a director is filed with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01.Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit Number

99	Press Release of The Marcus Corporation, dated November 5, 2025, regarding its appointment of a new director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: November 12, 2025	By:	/s/ Thomas F. Kissinger
Thomas F. Kissinger
Executive Vice President, General Counsel and Secretary